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                             2ND AMENDMENT TO LEASE


        THIS AMENDMENT TO LEASE is made this 11th day of September, 1997 by and between PACIFIC NORTHWEST GROUP A, a joint venture (the "Landlord"), and AMAZON.COM, a Delaware corporation (the "Tenant").

        WHEREAS, Landlord and Tenant entered into a Lease Agreement dated September 30, 1996 as amended July 16, 1997 (the "Lease"), for certain premises located in Building U, Northwest Corporate Park, Seattle, Washington (the "Premises"), as more fully described in the Lease; and

        WHEREAS, the current term of the Lease expires October 31, 2000 and Landlord and Tenant desire to increase the size of the Premises, adjust the monthly rent, and to modify the Lease accordingly;

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

        1. Upon the termination of a Lease with Elkay Plastics Company at 500 South Brandon St., Seattle, WA, which is expected to be on approximately February 1, 1998, the Premises will be increased by approximately 17,040 square feet for a total of 84,500 square feet as outlined in red on Exhibit A-2 which shall replace and supersede Exhibit A-1 to the First Amendment to Lease and Exhibit A to the Lease dated September 30, 1996. If the Lease with Elkay Plastics Company is not terminated prior to February 15, 1998, Tenant, at Tenant's option may terminate this amendment without penalty.

        2. Upon the termination of the Lease with Elkay Plastics Company, the monthly base rent as provided for in Paragraph 2 of the Lease, shall be increased to Thirty Three Thousand Four Hundred Seventy Three and no/100 Dollars ($33,473.00).

        3. Effective November 1, 1998 the monthly base rent as provided for in Paragraph 2 of the Lease, shall be increased to Thirty Four Thousand Four Hundred Eighty Two and no/100 Dollars (34,482.00)

        4. Landlord hereby acknowledges receipt of the sum of Eight Thousand Seven Hundred Sixty Six and no/100 Dollars ($8,766.00) as an additional security deposit.

        5. Landlord agrees to provide to Tenant an Eight Thousand Five Hundred and no/100 Dollars ($8,500.00) tenant improvement allowance so that Tenant may complete its improvements to the Premises including but not limited to certain electrical improvements, provided that Tenant completes tenant improvements and submitted invoices for the same to the Landlord on or before May 31, 1998. The following improvements may be added by the Tenant to the Premises and removed by the Tenant prior to the termination of the Lease, if Tenant so elects, or upon earlier vacating of the building if required by
Landlord: 1) high intensity ceiling lights and 2) dock levelers which will be bolted onto the exterior of the building. Upon such removal, Tenant will restore the Premises to their original condition. Should Tenant not complete its tenant improvements and/or submit invoices for the same to the Landlord on or before May 31, 1998, Landlord shall not be required to pay the $8,500.00 tenant improvement allowance. Prior to Tenant commencing work on these improvements, Tenant shall submit to Landlord two (2) copies of plans detailing the design and plan of improvements. Landlord shall either approve or disapprove plans within five (5) days and, if approved, return a signed, approved copy to Tenant. In the event that the plans are not approved by Landlord, Landlord shall inform Tenant of the reasons for such disapproval and Tenant shall have five (5) days in which to submit revised plans to Landlord for approval, which approval shall not


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be unreasonably withheld or delayed. Tenant shall not unreasonably refuse to satisfy any objections made by Landlord to said plans and specifications. Any objections Tenant has to Landlord's objection shall be submitted to Landlord in writing within said five (5) day period. A failure of one party to give any notice to the other party within such five (5) day period shall be deemed to constitute approval of the plans and specifications or the objections thereto, as appropriate.

     Upon Landlord's approval of Tenant's plans, Tenant shall promptly enter into a construction contract with a licensed, bonded contractor. The construction of all improvements to be made on the Premises shall be performed in a first-class, workmanlike manner and in conformity with all applicable governmental laws, ordinances, rules, orders, regulations, and other requirements. Tenant agrees to promptly pay and discharge all costs, expenses, claims for damages, liens or lien claims and other liabilities which may arise in connection with Tenant's construction.

     Landlord or Landlord's agents shall have the right to inspect the construction work being conducted by Tenant during the progress thereof. If Landlord or Landlord's agents shall give notice of faulty construction or any other material deviation from the approved working drawings and specifications, Tenant agrees to cause its contractors or subcontractors to make corrections promptly. However, neither the privilege herein granted to Landlord or Landlord's agents to make inspections, nor the making of such inspections by Landlord or Landlord's agent, shall operate as a waiver of any right of Landlord to require good and workmanlike construction and improvements erected in substantial accordance with plans and specifications.

     The $8,500.00 for tenant improvements shall include, but not be limited to contractor's profit which shall not exceed seven percent (7%), construction costs, construction management fees, permit fees, architectural fees, and Washington State Sales Tax.

     6. In the event any payment due from Tenant to Landlord is made by a party other than Tenant, such payment shall be deemed to have been made by and for the account of Tenant, and the party making such payment shall have no rights under this Lease.

     7. Tenant warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Amendment to Lease and that each undersigned officer has been duly authorized and instructed to execute this Amendment to Lease.

     8. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

     9. If this agreement is not signed by Landlord within fifteen business days after signature by Tenant, Tenant, at Tenant's option may terminate this amendment.

LANDLORD:                                         TENANT:

PACIFIC NORTHWEST GROUP A,                        AMAZON.COM,
a joint venture                                   a Delaware corporation

By: [SIG]                                           By: [SIG]
  --------------------------------------------      ----------------------------
     William G. Williams III
     Vice  President, Equitable Real Estate       Its: Vice-President
     Investment Management Inc., as Advisor to        --------------------------
     State of California Public Employees'
     Retirement System, Venturer, and
     as Advisor to California State
     Teachers' Retirement System, Venturer






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
          Washington       )
STATE OF _________________
                           )ss
            King
COUNTY OF ________________ )

     BE IT REMEMBERED, that on this 23rd day of October, 1997, before me, the undersigned a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared [Oswaldo F. Duenas] known to me to be the person who signed as Vice President of Amazon.com, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as an officer of the corporation, that he/she was authorized to execute said instrument and that the seal affixed, if any is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                        [SIG]
   [SEAL]                               --------------------------------

                                        Notary Public for  Washington
                                                         ---------------
                                        Residing at   Bellevue
                                                    --------------------
                                        My Commission Expires   3/9/2001
                                                              ----------






STATE OF WASHINGTON
                    )ss
COUNTY OF KING

     THIS IS TO CERTIFY that on this 12th day of November,1997, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared William G. Williams III, known to me and to me known to be the Vice President, Equitable Real Estate Investment Management Inc., as Advisor to CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, Venturer, and as Advisor to STATE OF CALIFORNIA TEACHERS' RETIREMENT SYSTEM, Venturer, that executed the within and foregoing instrument, and acknowledged to me that he was authorized to sign the same on behalf of such ventures as his free and voluntary act and deed for the uses and purposes therein mentioned.

     WITNESS MY HAND AND NOTARIAL SEAL the day and year first hereinabove written.

                                        [SIG]
                                        -----------------------------------

                                        NOTARY PUBLIC IN AND FOR WASHINGTON

                                        RESIDING AT Seattle
                                                    -----------------------

                                        My commission expires 4/7/98
                                                              -------------

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                                LEASE FLOOR PLAN
                                   [DIAGRAM]